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                                                                      Exhibit 11
                          BATTLE MOUNTAIN GOLD COMPANY
                    COMPUTATION OF EARNINGS PER COMMON SHARE
              (in thousands, except share and per share amounts)

                                                                              Three Months Ended            Nine Months Ended
                                                                                September 30,                 September 30,
                                                                          -------------------------     -------------------------
                                                                             1994           1993           1994           1993
                                                                             ----           ----           ----           ----
 PRIMARY EARNINGS PER SHARE
 Earnings
   Net income (loss)                                                      $    1,451     $    1,796    $    7,383     $   (3,958)
   Deduct dividends on preferred shares                                        1,868          1,869         5,606          1,869
                                                                          ----------     ----------    ----------     ----------
   Net income (loss) applicable to common stock                           $     (417)    $      (73)   $    1,777     $   (5,827)
                                                                          ==========     ==========    ==========     ==========

 Shares
   Weighted average number of common shares outstanding                   80,887,150     80,188,882    80,604,867     80,094,607
 Assuming exercise of stock options reduced by the number of shares
 which could have been purchased with the proceeds from exercise of               -              -        540,037            -
 such options

   Assuming conversion of 6% convertible debentures                               -              -      4,848,485             -
                                                                          ----------     ----------    ----------     ----------
   Weighted average number of common shares outstanding,
     as adjusted                                                          80,887,150     80,188,882    85,993,389     80,094,607
                                                                          ==========     ==========    ==========     ==========


   Primary earnings (loss) per common share                               $   ( 0.01)    $        -    $     0.02     $    (0.07)
                                                                          ==========     ==========    ==========     ==========
 FULLY DILUTED EARNINGS PER SHARE (1)
 Earnings
   Net income (loss)                                                      $    1,451     $    1,796    $    7,383     $   (3,958)
                                                                          ==========     ==========    ==========     ==========

 Shares
   Weighted average number of common
     shares outstanding                                                   80,887,150     80,188,882    80,604,867     80,094,607
   Assuming conversion of 6% convertible debentures                        4,848,485      4,848,485     4,848,485      4,848,485
   Assuming exercise of stock options reduced by the number of shares which could have been purchased with the proceeds
     from exercise of such options                                           593,211        223,190       571,566        185,324
   Assuming conversion of preferred stock                                 10,952,600     10,952,600    10,952,600      1,885,612
                                                                          ----------     ----------    ----------     ----------
   Weighted average number of common shares
     outstanding, as adjusted                                             97,281,446     96,213,157    96,977,518     87,014,028
                                                                          ==========     ==========    ==========     ==========
 Net income (loss) per common share assuming full dilution                $     0.01     $     0.02    $     0.08     $    (0.05)
                                                                          ==========     ==========    ==========     ==========
 ADDITIONAL PRIMARY COMPUTATION  (1)
 Net income (loss) applicable to common stock, as adjusted per
 primary computation above                                                $     (417)    $      (73)   $    1,777     $   (5,827)
                                                                          ==========     ==========    ==========     ==========
 Additional adjustment to weighted average number of  shares outstanding:
   Weighted average number of shares outstanding,
     as adjusted per primary computation above                            80,887,150     80,188,882    80,604,867     80,094,607
  Anti-dilutive effect of outstanding options (as
     determined by the application of the treasury stock method)             546,865        100,642       540,037        148,810

  Anti-dilutive effect of conversion of 6% convertible debentures          4,848,485      4,848,485     4,848,485      4,848,485
                                                                          ----------    -----------    ----------     ----------
  Weighted average number of common shares, as adjusted                   86,262,500     85,138,009    85,993,389     85,091,902
                                                                          ==========     ==========    ==========     ==========
 Primary earnings(loss) per share, as adjusted                            $       -      $       -     $     0.02     $    (0.07)
                                                                          ==========     ==========    ==========     ==========
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(1)      These calculations are submitted in accordance with Regulation S-K
         Item 601(b)(11) although it is contrary to paragraphs 30 and 40 of APB
         Opinion No. 15 because it produces an anti-dilutive result.